EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the Class B Common Stock, par value $1.00 per share of Kelly Services, Inc., a Delaware corporation.  This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.

Dated: May 19, 2026

Hunt Equity Opportunities, LLC

By:	Hunt ELP, Ltd., its Sole Member

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HEO FINANCE, LLC

By:	Hunt ELP, Ltd., its Sole Member

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT ELP, LTD.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HB GP, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANY, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Manager

HUNT COMPANIES, INC.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

/s/ Paul Donnelly as Attorney-in-Fact of Woody L. Hunt
By:	Paul Donnelly, Attorney-in-Fact

/s/ Paul Donnelly as Attorney-in-Fact of James Christopher Hunt
By:	Paul Donnelly, Attorney-in-Fact